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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the use of our name and information related to reserves in the Annual Report on Form 10-K of Western Gas Resources, Inc. and Subsidiaries (the "Company") for the year ended Deember 31, 2001.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ FREDERIC D. SEWELL Frederic D. Sewell Chairman and Chief Executive Officer

Dallas, Texas
February 25, 2002

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS